CONSENT OF INDEPENDENT AUDITORS


     We consent to the inclusion of our report dated October 23, 1998 on the September 30, 1998 financial statements of The Rockhaven Fund and The Rockhaven Premier Dividend Fund, series of Advisors Series Trust, which is attached as an
Exhibit in the Registration Statement on Form N-1A of The Rockhaven Fund and The Rockhaven Premier Dividend Fund as filed with the Securities and Exchange Commission.


                                         /s/ MCGLADREY & PULLEN, LLP


New York, New York
February 1, 2000